UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12 2008

NETFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52317
(Commission File Number)

98-0438201
(IRS Employer Identification No.)

5100 Westheimer, Suite 200, Hosuton, TX 77056
(Address of principal executive offices and Zip Code)

713-968-6569
Registrant's telephone number, including area code

#76017 - 1358 West Georgia Street, Vancouver, BC V6E 2Y3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 12, 2008, Charles El-Moussa was elected a director of our company. Subsequent to the election of Mr. El-Moussa, Rafeh Hulays resigned as director, president, secretary and treasurer of our company and Mr. El-Moussa was appointed president, secretary and treasurer.

Mr. El-Moussa (age 36) is currently general counsel and chief operation officer of Remax, Texas where he directs and oversees all legal and corporate franchise operations including franchise sales, broker services, corporate development and sponsorship, advertising, marketing, charities promotions and information technology. Mr. El-Moussa also held the position of Corporate Fuel Marketing Manager of Universal Weather & Aviation, in Houston, Texas where he managed the marketing of a $200 million global fuel card program, managed direct relationships with fortune 500 clients, fixed base operators and fuel suppliers worldwide, coordinated the design and implementation of the fuel department’s automated web page, spearheaded the development of the department’s in-house automation project and analyzed fuel sales profitability and productivity.

Mr. El-Moussa obtained his B.B.A at the University of St. Thomas in Houston and his J.D. at the South Texas College of Law in Houston.

Our board of directors consists solely of Charles El-Moussa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFONE, INC.

/s/ Charles El-Moussa
Charles El-Moussa
President

September 12, 2008